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Exhibit 99.3

        STOCKHOLDERS AGREEMENT, dated as of June 15, 2004 (the "Agreement"), by and among Hewitt Associates, Inc., a Delaware corporation ("Parent") and the Persons signing under the heading "Other Stockholders" on the signature page hereto (the "Stockholders").

RECITALS

        1.     Immediately prior to the execution of this Agreement, Parent and Exult, Inc., a Delaware corporation (including for purposes of Section 4.3, any successor to the business or assets thereof whether by merger or otherwise, the "Company"), entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), pursuant to which a wholly owned subsidiary of Parent will be merged with and into the Company (the "Merger"), whereby the Company will become a wholly owned subsidiary of Parent;

        2.     Each Stockholder is an officer of the Company and the owner of Company Common Stock that will be converted into Parent Class A Common Stock in the Merger and Company Stock Options that will be cancelled in connection the Merger in exchange for the Company Option Consideration; and

        3.     As an inducement and a condition to entering into the Merger Agreement, Parent has required that Stockholders agree, and Stockholders have agreed, to enter into this Agreement.

        Accordingly, Parent and Stockholders agree as follows:

ARTICLE I

Definitions

        1.1    Certain Definitions.    Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. In addition, for purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

          (a)   "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.

          (b)   "Company Business" means the Company's business of marketing and providing human resources business process outsourcing and related financial, accounting and procurement functions for clients, including Global 500 corporations, in the Company Territory, whether conducted by the Company or another Parent Subsidiary as a successor to the Company's business.

          (c)   "Competing Business" means any portion of any business, activity or enterprise which is then engaged, or is planning to engage in, the marketing and providing of human resources business process outsourcing and related financial, accounting and procurement functions.

          (d)   "Existing Shares" means shares of Company Common Stock Beneficially Owned by a Stockholder as of the date hereof

          (e)   "Listed Competitor" means any one of the 10 entities listed on Schedule A attached hereto.

          (f)    "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a business trust or an unincorporated organization.

          (g)   "Securities" means the Existing Shares together with any shares of Company Common Stock or other securities of the Company as to which a Stockholder acquired Beneficial Ownership in any capacity or form after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

          (h)   "Company Territory" means all fifty states of the United States, Canada, the United Kingdom, and each country within South America, Europe and Asia in which the Company conducts the Company Business.

ARTICLE II

Agreements of the Parties

        2.1    Disclosure.    Each Stockholder hereby agrees to permit Parent to publish and disclose in the Form S-4 and the Joint Proxy Statement (including all documents and schedules filed with the SEC), and any press release or other disclosure document which Parent determines to be necessary or desirable in connection with the Merger and any transactions related thereto, such Stockholder's identity and ownership of Company Common Stock and the nature of his representations, warranties and covenants in this Agreement. If reasonably practicable under the circumstances, Parent will endeavor to provide each Stockholder with a copy of any proposed disclosure and will provide each Stockholder with a reasonable opportunity to comment thereon.

        2.2    Voting of Company Common Stock; Proxy.    (a) During the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with its terms (the "Support Period"), at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, each Stockholder agrees that he will appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities (A) in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and any actions required in furtherance thereof, (B) against any action, failure to act or agreement that would to its knowledge result in a material breach in any respect of any representation, warranty or covenant of the Company under the Merger Agreement or of such Stockholder under this Agreement, and (C) except as otherwise agreed to in writing in advance by Parent in its sole discretion, against the following actions (other than the Merger and the transactions contemplated by this Agreement and the Merger Agreement): (u) any Acquisition Proposal or Alternative Transaction; (v) any change in a majority of the individuals who constitute the Company Board; (w) any material change in the present capitalization of the Company, including any proposal to sell a substantial equity interest in the Company or any Company Subsidiary; (x) any amendment of the Company Charter or the Company Bylaws; (y) any other change in the Company's corporate structure or business; or (z) any other action which is intended to or would impede, interfere with, delay, postpone or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Each Stockholder agrees that he will not enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Section 2.2(a).

        (b)   For the duration of the Support Period, each Stockholder hereby appoints Parent and any designee of Parent, each of them individually, his proxy and attorney-in-fact, with full power of substitution and resubstitution to vote or act by written consent with respect to all of such Stockholder's Securities which he has the right to vote (i) in accordance with Section 2.2(a) and (ii) to sign his name (as a stockholder) to any consent, certificate or other document relating to the Company that the law of the State of Delaware may permit or require in connection with any matter referred to in Section 2.2. This proxy is given to secure the performance of the duties and obligations of such Stockholder under this Agreement. Each Stockholder affirms that the proxy granted hereunder is coupled with an interest and is irrevocable until termination of this Agreement pursuant to Section 4.3, whereupon such proxy and power of attorney will automatically terminate. Each Stockholder will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. For Securities as to which such Stockholder is the Beneficial Owner but not the record owner, such Stockholder will cause any record owner of such Securities to grant Parent a proxy to the same effect as that contained herein. Each Stockholder represents that any proxy heretofore given by him in respect of such Securities is not irrevocable, and hereby revokes any and all such proxies.

        2.3    Restriction on Transfer, Proxies and Other Covenants.    (a) During the period (the "Sale Restriction Period") commencing on the date hereof and continuing until the first to occur of (i) the Restriction Lapse Date or (ii) termination of the Merger Agreement in accordance with its terms, each Stockholder agrees that he will not, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding with respect to or consent to the Transfer of, any or all of the Securities, Parent Class A Common Stock into which the Securities are converted in the Merger or any interest therein except as provided in Section 2.2(b). For purposes of this Agreement, the "Restriction Lapse Date" means the later to occur of (A) June 27, 2005 and (B) 180 days after the closing of a registered secondary offering of Parent common stock in which Partner Stockholders participate, unless no such secondary offering has closed during the period from the date hereof through June 27, 2005, in which case the Restriction Lapse Date will be June 27, 2005, and "Partner Stockholders" means the individuals who are signatories to the Stockholders Agreement among Parent, Hewitt Holdings LLC and such individuals, dated as of July 1, 2003.

        (b)   Notwithstanding the foregoing, (i) after the Effective Time, Parent will (A) provide each Stockholder the same notices it provides the Partner Stockholders and otherwise treat Stockholder substantially the same as Partner Stockholders in respect of the secondary offering of Parent common stock by the Partner Stockholders contemplated to be conducted by Parent by June 27, 2005 (the "Secondary Offering"), (B) if requested by notice given to Parent by Stockholders by the deadline for inclusion in the Secondary Offering applicable to the Partner Stockholders, include in the Secondary Offering shares of Parent Class A Common Stock received by such Stockholder in the Merger (including upon conversion of Restricted Stock) on the same terms as apply to the Partner Stockholders included in the Secondary Offering, and (C) provide such Stockholder the opportunity to participate in any other sale of Parent common stock in which Partner Stockholders have the opportunity to participate, including any sales under Rule 144 under the Securities Act or open market block trade sales, such sales opportunity to be pro rata with the Partner Stockholders and on the same terms as apply to the Partner Stockholders in such sales, (ii) with respect to Kevin Campbell only, the restrictions on Transfer in Section 2.3(a) will not apply to Transfers of shares of Parent Class A Common Stock received by Mr. Campbell upon conversion of his December 2002 Restricted Stock in the Merger, provided such Transfer is made after such Restricted Stock vests in accordance with its terms. "December 2002 Restricted Stock" means the Restricted Stock granted to Mr. Campbell in his restricted stock grant agreement dated December 23, 2002. and (iii) the provisions of Schedule 2.3(b) apply.

        (c)   Without limiting the generality or effect of the foregoing, each Stockholder agrees that he will not, directly or indirectly, during the Support Period (A) except as provided in Section 2.2(b), grant any proxies or powers of attorney, deposit his Securities into a voting trust or enter into a voting agreement with respect to his Securities or (B) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect.

        2.4    No Solicitation.    (a) Each Stockholder agrees that he will not, directly or indirectly (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Alternative Transaction, or (iii) enter into any agreement regarding an Alternative Transaction.

        (b)   Each Stockholder agrees that he will notify Parent promptly (but in no event later than 24 hours) after his receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request received by him for nonpublic information relating to the Company or any Company Subsidiaries by any Person that informs such Stockholder that it is considering making, has made or is considering making, an Acquisition Proposal. Such notice to Parent will be made orally and in writing, and will indicate the identity of the Person making, intending to make or considering making an Acquisition Proposal or requesting non-public information, and the material terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal. Each Stockholder agrees that he will (i) keep Parent informed, on a reasonably current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to such Stockholder from any third party in connection with any Acquisition Proposal or sent or provided by such Stockholder to any third party in connection with any Acquisition Proposal.

        (c)   Each Stockholder agrees that he will immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted heretofore with respect to any of the foregoing.

        (d)   Nothing in this Agreement will be deemed to require any Stockholder or representative of any Stockholder who is also a member of the Company Board to take any action or refrain from taking any action in his or her capacity as a member of the Company Board to the extent such action is permitted by the Merger Agreement.

        (e)   The provisions of this Section 2.4 will remain in effect only during the Support Period and nothing herein will prevent the Stockholders from participating in discussions or furnishing information with respect to an Alternative Proposal or Alternative Transaction if the Company would be permitted to participate in such discussions or furnish such information pursuant to Section 6.12 of the Merger Agreement.

ARTICLE III

Representations and Warranties

        3.1    Representations and Warranties of Stockholders.    Each Stockholder hereby represents and warrants to Parent as follows as to himself (severally and not jointly):

          (a)    Ownership of Shares.    Such Stockholder is the sole record and Beneficial Owner of the number of shares of Company Common Stock listed on Schedule 3.1(a) opposite such Stockholder's name and such shares constitute all of the shares of capital stock of the Company owned of record or Beneficially Owned by such Stockholder.

          (b)    Authority; No Violation.    Such Stockholder has the requisite legal authority to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent and the other Stockholders party hereto) constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except as may be limited by the Bankruptcy Exception).

          (c)    No Conflicts.    Except for filings, authorizations, consents and approvals as may be required under the Exchange Act, none of the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby, nor compliance by such Stockholder or any other party thereto with any of the terms or provisions of this Agreement, will violate any other agreement to which Stockholder is a party, including any voting agreement, stockholders agreement or voting trust.

          (d)    No Encumbrances.    Except as applicable in connection with the transactions contemplated by Sections 2.2 and 2.3 hereof, the applicable Existing Shares are and at all times during the term hereof, will be, Beneficially Owned by such Stockholder, free and clear of all Liens, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (e)    Company Territory.    Such Stockholder represents and warrants to his knowledge that the Company has marketed the Company Business throughout the geographic territory included in the Company Territory and has during the preceding two years pursued relationships, or performed services for, clients located within in the Company Territory.

          (f)    Reliance by Parent.    Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and that such Stockholder's covenants in this Agreement are a material inducement for Parent to enter into the Merger Agreement and that such Stockholder has received substantial and valuable consideration in exchange for the covenants in this Agreement, including a portion of the Merger Consideration and with respect to any Company Stock Options of such Stockholder.

          (g)    Review; Legal Advice.    Such Stockholder hereby represents and warrants that such Stockholder has carefully reviewed this Agreement, that such Stockholder executes this Agreement with full faith and knowledge of the contents of this Agreement, the legal consequences thereof, and any and all rights which each party may have with respect to one another; that such Stockholder has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and that such Stockholder is entering into this Agreement of his own free will.

        3.2    Representations and Warranties of Parent.    Parent hereby represents and warrants to each Stockholder as follows:

          (a)    Authority; No Violation.    Parent has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Parent Board and no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by each Stockholder) constitutes the valid and binding obligations of Parent, enforceable against Parent in accordance with its terms (except as may be limited by the Bankruptcy Exception).

          (b)    No Conflicts.    Except for filings, authorizations, consents and approvals as may be required under the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal Governmental Entity is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent, nor the consummation of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions of this Agreement will (A) violate any provision of the Parent Charter or the Parent Bylaws, (B) violate any Injunction or any statute, code, ordinance, rule, regulation, judgment, order, writ or decree applicable to Parent, any of the Parent Subsidiaries or any of their respective properties or assets, or (C) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

ARTICLE IV

Other Agreements

        4.1    Stop Transfer; Legend; Registration Rights Agreement.    (a) Each Stockholder agrees with, and covenants to, Parent that such Stockholder will not request that the Company (or after the Effective Time, Parent) register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

        (b)   In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the terms "Existing Shares", "Company Common Stock" and "Securities" will be deemed to refer to and include the shares of Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments will be made to the terms and provisions of this Agreement.

        (c)   Each Stockholder who is an affiliate of the Company at the Effective Time agrees that he will duly execute and deliver to Parent an affiliate's letter prior to the Closing in the form attached to the Merger Agreement.

        (d)   Each Stockholder agrees that he will promptly after the date hereof surrender to the Company all certificates representing the Securities, and the Company will place the following legend on such certificates in addition to any other legend required thereon:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 15, 2004, BY AND AMONG HEWITT ASSOCIATES, INC. AND CERTAIN STOCKHOLDERS OF THE COMPANY SIGNATORY THERETO."

        (e)   Promptly at such time as any portion of the Securities are Transferable by a Stockholder in accordance with Section 2.3(a) upon delivery of any legended certificate representing such Securities, the Company will issue a replacement certificate without the foregoing legend to the relevant Stockholder.

        (f)    The provisions of this Section 4.1 relating to the legend on certificates will, after the Effective Time, apply equally to certificates representing Parent Class A Common Stock.

        4.2    Registration Rights Agreement.    The Amended and Restated Registration Rights Agreement, dated December 23, 1999 and amended on February 10, 2000, by and among the Company, James Madden and certain other parties thereto will terminate and be of no further force and effect as to James Madden and any of his affiliates as of the Effective Time.

        4.3    Restrictive Covenants.

        (a)    Non-Competition.    Each Stockholder hereby covenants and agrees that from the Effective Time through the date listed on Schedule 4.3(a) with respect to such Stockholder (the "Non-Compete

Period"), such Stockholder will not, directly or indirectly, individually or on behalf of any other Person do or suffer any of the following

          (i)    engage or have any economic interest in (whether as owner, stockholder, investor, partner, lender, consultant, employee, agent, director or otherwise) any Competing Business of a Listed Competitor (including any succesor in interest to the Listed Competitor which has acquired the Competing Business within the Non-Compete Period) within the Company Territory (provided, however, that nothing in this subparagraph will be deemed to prohibit (A) the acquisition or holding of not more than 2% of the shares or other securities of a publicly traded entity or (B) employment by or consulting with any business division or unit of a Listed Competitor which does not engage in a Competing Business and does not require such Stockholder to do so); or

          (ii)   undertake a position with any Person which had been a client of the Company or any Company Subsidiary during the 24 months preceding the Effective Time (a "Company Client") in order to provide human resources business processing services to a Company Client for the purposes of supplanting or eliminating the human resources business processing services provided to the Company Client by the Company or Parent or any Parent Subsidiary.

It is the intent of the parties that each of the foregoing subsections be read as independent and severable except that defined terms will be carried forward.

        (b)    Non-Solicitation of Clients.    Each Stockholder hereby covenants as to himself and agrees that during the period from the Effective Time through the date listed on Schedule 4.3(b) with respect to such Stockholder, such Stockholder will not, directly or indirectly, individually or on behalf of any other Person other than Parent and the Parent Subsidiaries and affiliates, do or suffer any of the following:

          (i)    knowingly solicit any business pertaining to the Company Business from any client listed on a list of no more than 15 clients delivered to Stockholder by Parent prior to the Effective Time (each, a "Listed Client"), or request, induce, or advise any Listed Client to withdraw, curtail, or cancel such Company Business with the Company or any Company Subsidiary; or

          (ii)   knowingly accept any business pertaining to the Company Business from any Listed Client.

It is the intent of the parties that each of the foregoing subsections be read as independent and severable except that defined terms will be carried forward.

        (c)    Non-Solicitation of Employees.    During the period from the Effective Time through the date listed on Schedule 4.3(c) with respect to such Stockholder, each Stockholder hereby covenants and agrees as to himself that such Stockholder will not, directly or indirectly, individually or on behalf of any other Person other than Parent and the Parent Subsidiaries and affiliates, do or suffer any of the following:

          (i)    knowingly solicit any individual who is or has been within six months prior to the date of such solicitation, an employee, representative or agent of the Company or any Company Subsidiary ("Employee") to leave his employment to accept employment with any Company Client, or with any Competing Business. For purposes of this Section 4.3(c), the term "solicit" includes, but is not limited to, (A) initiating communications with an Employee relating to possible employment and (B) offering bonuses or additional compensation to encourage an Employee to terminate his or her employment; or

          (ii)   knowingly hire, engage, or retain (or arrange to have any other Person do so) any Employee to work for any Company Client or Competing Business.

It is the intent of the parties that each of the foregoing subsections be read as independent and severable except that defined terms will be carried forward.

        (d)    Acknowledgement.    Each Stockholder acknowledges that due to the value of the consideration he will receive in the Merger, the restrictions contained in this Section 4.3 are reasonable and necessary to protect the value of the goodwill and ongoing business acquired by the Company, and will not deprive him of his ability to engage in a non-competing business activity or enterprise and will not impose an undue hardship on him. Each Stockholder acknowledges that he has been familiar with and privy to confidential information and trade secrets of the Company, including and not limited to the identities and locations of key decision makers and contact personnel of Company Clients, scope of services provided and pricing therefore, and the importance of employees of the Company to client relationships. Each Stockholder acknowledges and agrees that competing with the Company in the Company Territory during the Non-Compete Period will create an unreasonable and real risk of disclosure, inevitable or otherwise, of such trade secrets and other confidential information and would destroy the value of the goodwill acquired by Parent in the Merger.

        4.4    Termination.    This Agreement will terminate upon the earlier of (a) the consummation of the Merger and (b) the termination of the Merger Agreement in accordance with its terms, except that if this Agreement is terminated pursuant to this Section 4.4, Section 2.3(a) and 2.3(b) and Articles IV and V will survive the consummation of the Merger for the terms specified therein.

        4.5    Further Assurances.    From time to time, at the other party's request and without further consideration, each party hereto will execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

ARTICLE V

General Provisions

        5.1    Modification or Amendment.    Subject to the provisions of applicable law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented with respect to any individual Stockholder only, and any provisions herein may be waived only, in writing executed by Parent and such Stockholder.

        5.2    Waiver of Conditions.    The conditions to each of the parties' obligations to perform the agreements herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

        5.3    Expenses and Fees.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expense.

        5.4    Notices.    All notices and other communications in connection with this Agreement must be in writing and will be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the address for such party set forth on the signature page hereto (or at such other address for a party as will be specified by like notice).

        5.5    Obligations of Parent and of the Stockholders.    Whenever this Agreement requires any Parent Subsidiary to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause such Parent Subsidiary to take such action.

        5.6    Severability.    If any term of this Agreement is deemed to be overly broad as to scope, geographic territory, or duration or inapplicable to any Stockholder, it is the intent of the parties that it be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal and that the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected. To the extent any provisions held to be invalid, unenforceable or otherwise illegal cannot be reformed, such provisions are to be stricken herefrom and the remainder of this Agreement will be binding on the parties and their successors and assigns as if such invalid or illegal provisions were never included in this Agreement from the first instance.

        5.7    Interpretation.    (a) When a reference is made in this Agreement to Articles, Sections or Schedules, such reference will be to a Article or Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. All schedules hereto will be deemed part of this Agreement and included in any reference to this Agreement. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law.

        (b)   The parties have participated equally in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The parties hereto agree that this Agreement will not be construed for or against either party in any interpretation thereof.

        5.8    Counterparts.    This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

        5.9    Entire Agreement.    This Agreement and the Merger Agreement (including the documents and the instruments referred to in this Agreement and the Merger Agreement and any schedules or exhibits hereto or thereto) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

        5.10    Governing Law and Forum.    This Agreement is performable in whole or in part in the State of Illinois and is executed in whole or in part in the State of Illinois. It will be governed by and construed and interpreted in accordance with the laws of the State of Illinois (without regard to principles of conflicts of laws), and all questions relating to the validity and performance hereof and remedies hereunder will be determined in accordance with such law. The parties consent to the exclusive jurisdiction of the state and federal courts within Cook County, Illinois for the enforcement, interpretation or resolution of any matter relating to this Agreement, and each Stockholder expressly waives any objection to personal jurisdiction and venue within Cook County, Illinois.

        5.11    Assignment; Third Party Beneficiaries.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by any of the parties (whether by operation of law or otherwise) without the prior written consent of the Stockholders, in the case of Parent, or Parent, in the case of the Stockholders, except that this Agreement may be assigned by Parent to a wholly owned Parent Subsidiary. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement. Each Stockholder agrees that this Agreement and the obligations hereunder will attach to the Securities and Parent Class A Common Stock into which the Securities are converted in the Merger and will be binding upon any Person to which legal or Beneficial Ownership of such Securities will pass, whether by operation of law or otherwise, including without limitation such Stockholder's legal representatives or successors or other transferees (for value or otherwise) and any other successors in interest.

        5.12    Merger Agreement.    Parent acknowledges that the Stockholders have been induced to enter into this Agreement based on the terms and conditions of the Merger Agreement. Accordingly, any amendment or modification to the Merger Agreement that (a) decreases the Exchange Ratio, (b) substitutes other consideration for the Parent Class A Common Stock into which Company Common Stock will be converted in the Merger, or (c) reduces the Company Stock Option Consideration must be consented to in writing by the Stockholders.

        5.13    Remedies.    Each Stockholder acknowledges and agrees that the remedy at law available to Parent for breach of any of Stockholder's obligations under this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, each Stockholder acknowledges, consents and agrees that, in addition to any other rights or remedies that Parent may have at law, in equity or under this Agreement, Parent will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent and Stockholders have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

HEWITT ASSOCIATES, INC.
By:	/s/ DALE L. GIFFORD Name: Dale L. Gifford Title: Chief Executive Officer

[Signature Page to Stockholders Agreement (Company Management)]

STOCKHOLDERS:
/s/ KEVIN M. CAMPBELL Kevin M. Campbell
/s/ JAMES C. MADDEN James C. Madden, V.
/s/ MICHAEL J. SALVINO Michael J. Salvino
/s/ STEPHEN M. UNTERBERGER Name: Stephen M. Unterberger

[Signature Page to Stockholders Agreement (Company Management)]

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RECITALS
ARTICLE I Definitions
ARTICLE II Agreements of the Parties
ARTICLE III Representations and Warranties
ARTICLE IV Other Agreements
ARTICLE V General Provisions